                                 EXHIBIT 11.1





























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

                                 EXHIBIT 11.1

                    ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

                    COMPUTATION OF INCOME PER COMMON SHARE


                                                   Nine-month periods ended
                                                         November 30,
                                                   -------------------------
                                                       1996          1995
                                                    ----------    ----------
INCOME PER SHARE

Net income allocable to common and
       common equivalent shares                     $  717,584    $1,196,497
                                                    ----------    ----------
                                                    ----------    ----------
   Weighted average number of
     common shares outstanding                       2,952,015     2,740,990
   Net effect of dilutive stock options
     and warrants based on the Treasury
       Stock Method using average market
       price                                               -          99,579
                                                    ----------    ----------
   Weighted average number of common
     and common equivalent shares
     outstanding                                     2,952,015     2,840,569
                                                    ----------    ----------
                                                    ----------    ----------
Income per common
   and common equivalent share                      $      .24    $      .42
                                                    ----------    ----------
                                                    ----------    ----------







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



                                 EXHIBIT 11.1

                    ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

                    COMPUTATION OF INCOME PER COMMON SHARE


                                                   Three-month periods ended
                                                         November 30,
                                                   -------------------------
                                                       1996          1995
                                                    ----------    ----------
INCOME PER SHARE

Net income allocable to common and
       common equivalent shares                     $  258,917    $  548,842
                                                    ----------    ----------
                                                    ----------    ----------
   Weighted average number of
     common shares outstanding                       2,944,898     2,932,517
   Net effect of dilutive stock options
     and warrants based on the Treasury
       Stock Method using average market
       price                                               -          92,251
                                                    ----------    ----------
   Weighted average number of common
     and common equivalent shares
     outstanding                                     2,944,898     3,024,768
                                                    ----------    ----------
                                                    ----------    ----------
Income per common
   and common equivalent share                      $      .09    $      .18
                                                    ----------    ----------
                                                    ----------    ----------













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